Exhibit 99.1
For More Information
Investor Contacts:
Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com
Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com
SMART Modular Technologies Reports Fourth Quarter
and Fiscal Year 2010 Results
NEWARK, CA, September 30, 2010 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules and solid state storage products, today reported financial results for the fourth quarter and fiscal year ended August 27, 2010.
Fourth Quarter Fiscal 2010 Highlights:
•	Net sales of $218.7 million

•	Gross profit of $49.8 million

•	GAAP diluted EPS of $0.26

•	Non-GAAP diluted EPS of $0.29

•	Adjusted EBITDA of $33.2 million
Fiscal 2010 Highlights:
•	Net sales of $703.1 million

•	Gross profit of $166.1 million

•	GAAP diluted EPS of $0.81

•	Non-GAAP diluted EPS of $0.87

•	Adjusted EBITDA of $106.4 million
Net sales for the fourth quarter of fiscal 2010 were $218.7 million, as compared to $201.2 million for the third quarter of fiscal 2010, and $99.8 million for the fourth quarter of fiscal 2009. Net sales for the fiscal year 2010 were $703.1 million, compared to $441.3 million for fiscal year 2009.

Gross profit for the fourth quarter of fiscal 2010 was $49.8 million, compared to $45.5 million for the third quarter of fiscal 2010, and $21.3 million for the fourth quarter of fiscal 2009. Gross profit for fiscal year 2010 was $166.1 million compared to $89.8 million for fiscal 2009.
On a GAAP basis, net income for the fourth quarter of fiscal 2010 was $17.0 million or $0.26 per diluted share, compared to $14.9 million or $0.23 per diluted share for the third quarter of fiscal 2010, and a net loss of $0.3 million or $0.00 per share for the fourth quarter of fiscal 2009. For fiscal year 2010, SMART reported GAAP net income of $52.6 million or $0.81 per diluted share, compared to a net loss of $11.4 million or ($0.18) per diluted share for fiscal 2009.
On a non-GAAP basis, net income was $18.8 million or $0.29 per diluted share for the fourth quarter of fiscal 2010, compared with $17.3 million or $0.26 per diluted share for the third quarter of fiscal 2010, and net income of $3.1 million or $0.05 per diluted share for the fourth quarter of fiscal 2009. For fiscal year 2010, SMART reported non-GAAP net income of $56.4 million or $0.87 per diluted share, compared to $11.0 million or $0.17 per diluted share for fiscal 2009. Non-GAAP net income excludes certain charges related to stock-based compensation expense, goodwill impairment charges, restructuring charges, and other infrequent or unusual items.
Adjusted EBITDA for the fourth quarter of fiscal 2010 was $33.2 million, compared to $29.8 million for the third quarter of fiscal 2010, and $9.9 million for the fourth quarter of fiscal 2009. For fiscal year 2010, Adjusted EBITDA was $106.4 million, compared to $35.6 million for fiscal 2009.
Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.
“SMART’s results for the fourth quarter of fiscal 2010 exceeded our expectations and demonstrate the continuing success of our strategic initiatives and the strength of our business model and market position,” commented Iain MacKenzie, President and CEO of SMART. “The results were driven by the ongoing strength of the Brazilian PC unit demand; our capacity expansion, which enabled us to meet the robust demand for our products; and by demand in our defense and embedded flash businesses. This was an excellent finish to a year in which we continued SMART’s strong earnings growth and long term track record of non-GAAP profitability and cash flow generation.”
“Our enterprise solid state storage and our Brazil flash business initiatives are moving forward as planned. In the near term, we plan to further accelerate R&D activities in our solid state storage business by investing to gain access to enabling technologies and to speed up hardware and firmware development. We believe we are well positioned for success as our existing momentum continues, and the fast growing markets that we are targeting allow us to leverage our strong customer relationships, technology integration expertise, established global manufacturing and supply chain capabilities, and our reputation for operational excellence,” added Mr. MacKenzie.

Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.
For the first quarter of fiscal 2011, SMART expects net sales will be in the range of $210 to $230 million, gross profit in the range of $47 to $50 million. We expect to incur a charge related to gaining access to technology in order to accelerate our development of enterprise solid state drives. This technology access charge is currently estimated to be approximately $7.5 million. Net income per diluted share, after taking into account the technology access charge, is estimated to be in the range of $0.09 to $0.11 on a GAAP basis. On a non-GAAP basis, excluding the technology access charge and stock-based compensation expense, SMART expects net income per diluted share will be in the range of $0.23 to $0.25. The guidance for the first quarter of fiscal 2011 includes an income tax provision expected in the range of $7.7 to $8.0 million. Please refer to the Non-GAAP Information section and the “Reconciliation of Q1-11 Guidance for Non-GAAP Financial Measures” table below for further detail.
Conference Call Details
SMART’s fourth quarter fiscal 2010 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, September 30, 2010. The call may be accessed U.S. toll free by calling (877) 941-4774 or U.S. toll by calling (480) 629-9760. Please join the conference call at least ten minutes early in order to register. The access code is 4364370. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, October 15, 2010, by dialing (303) 590-3030 and entering passcode 4364370.
Forward-Looking Statements
Statements contained in this press release, or in the teleconference or webcast, including the quotations attributed to Mr. MacKenzie and other members of management, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance, the success of our strategic initiatives including investments in our solid state storage growth strategy, the benefits associated with operational efficiencies, the DRAM market, new product introductions, market growth, expansion of capacity and strength in markets in the United States, Brazil and Asia, the launch of our Flash initiatives in Brazil, customer relationships, and end user and customer demand for products.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, difficulties with or delays in the introduction of new products, fluctuations in product prices and raw material costs and availability, dependence upon third-party vendors, customer demand, end user markets, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate and related tax provision, failure to receive continued favorable tax treatment or renewals of exemptions from certain taxes in foreign countries, higher than anticipated costs from increasing capacity, changes in foreign currency exchange rates, intellectual property disputes, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for fiscal 2009 and its Quarterly Reports on Form 10-Q for the quarters ended November 27, 2009, February 26, 2010 and May 28, 2010. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, our future results may differ materially from projections and investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, stock-based compensation expense, display business divestiture charges, and other infrequent or unusual items, less net gain on repurchase of notes and gain on legal settlement. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flow provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity.

Non-GAAP financial results do not include stock-based compensation expense, restructuring charges, goodwill impairment charges, net gain on repurchase of notes, gain on legal settlement and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges and gains, as well as any related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results, to plan and forecast future periods, and to assess performance of certain executives for compensation purposes. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with U.S. GAAP. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.
About SMART
SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, enterprise, industrial, networking, gaming, telecommunications, defense, aerospace and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives, or SSDs, for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data; unaudited)

	Three Months Ended			Year Ended
	August 27,	May 28,	August 28,	August 27,	August 28,
	2010	2010	2009	2010	2009

Net income (loss)	$16,980	$14,917	$(289)	$52,571	$(11,403)
Add:
Stock-based compensation expense charged to operating expense, net of tax	1,815	1,896	3,384	7,173	8,424
Display business divestiture, no tax effect	—	486	—	486	—
Gain on legal settlement, no tax effect	—	—	—	(3,044)	—
Gain on repurchase of notes, no tax effect	—	—	—	(1,178)	—
Loan fees written off on repurchase of notes, no tax effect	—	—	—	353	—
Relocation of corporate headquarter charges, net of tax	—	—	—	—	820
Goodwill impairment, no tax effect	—	—	—	—	10,416
Restructuring charges, net of tax	—	—	—	—	2,756

Non-GAAP net income	$18,795	$17,299	$3,095	$56,361	$11,013

Non-GAAP net income per diluted share	$0.29	$0.26	$0.05	$0.87	$0.17

Shares used in computing non-GAAP net income per diluted share:	65,175	65,502	63,626	64,942	63,443

Net income (loss)	$16,980	$14,917	$(289)	$52,571	$(11,403)
Interest expense, net	747	837	1,530	4,410	6,609
Income taxes	8,434	7,354	1,763	28,938	5,571
Depreciation and amortization	5,225	4,250	3,491	17,004	13,077

EBITDA	31,386	27,358	6,495	102,923	13,854
Adjustments:
Stock-based compensation expense charged to operating expenses	1,827	1,908	3,398	7,220	8,475
Display business divestiture expenses	—	486	—	486	—
Gain on legal settlement	—	—	—	(3,044)	—
Gain on repurchase of notes	—	—	—	(1,178)	—
Goodwill impairment	—	—	—	—	10,416
Restructuring charges	—	—	—	—	2,810

Adjusted EBITDA	$33,213	$29,752	$9,893	$106,407	$35,555

Reconciliation of Q1-11 Guidance for Non-GAAP Financial Measures
(In millions, except per share data; unaudited)

	Three Months Ending November 26, 2010
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To

Net income	$5.7	$7.0	$9.7	(a)	$15.4	$16.7

Net income per diluted share	$0.09	$0.11			$0.23	$0.25

Shares used in computing net income per diluted share	66.0	66.0			66.0	66.0

(a)	Reflects estimated adjustments for $7.5M technology access charge and $2.2 million stock-based compensation expense.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	August 27,	August 28,	August 27,	August 28,
	2010	2009	2010	2009

Net sales	$218,652	$99,808	$703,090	$441,317
Cost of sales	168,872	78,489	537,034	351,478

Gross profit	49,780	21,319	166,056	89,839

Operating expenses:
Research and development	7,496	4,755	25,102	19,811
Selling, general and administrative	16,083	13,671	60,120	55,505
Restructuring charges	—	—	—	2,810
Goodwill impairment	—	—	—	10,416

Total operating expenses	23,579	18,426	85,222	88,542

Income from operations	26,201	2,893	80,834	1,297
Interest expense, net	(747)	(1,530)	(4,410)	(6,609)
Other income (expense), net	(40)	111	5,085	(520)

Total other income (expense)	(787)	(1,419)	675	(7,129)

Income (loss) before provision for income taxes	25,414	1,474	81,509	(5,832)
Provision for income taxes	8,434	1,763	28,938	5,571

Net income (loss)	$16,980	($289)	$52,571	($11,403)

Net income (loss) per share, basic	$0.27	($0.00)	$0.84	($0.18)

Net income (loss) per share, diluted	$0.26	($0.00)	$0.81	($0.18)

Shares used in computing net income (loss) per ordinary share	62,662	61,863	62,344	61,699

Shares used in computing net income (loss) per diluted share	65,175	61,863	64,942	61,699

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	August 27,	August 28,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$115,474	$147,658
Accounts receivable, net of allowances of $1,660 and $1,591 as of August 27, 2010 and August 28, 2009	208,377	130,953
Inventories	112,103	63,115
Prepaid expense and other current assets	33,488	12,628

Total current assets	469,442	354,354
Property and equipment, net	46,221	36,263
Goodwill	1,061	1,061
Other intangible assets, net	6,460	7,475
Other non-current assets	21,217	4,585

Total assets	$544,401	$403,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$151,885	$68,928
Accrued expenses and other current liabilities	29,318	16,615

Total current liabilities	181,203	85,543
Long-term debt	55,072	81,250
Other long-term liabilities	4,546	2,120

Total liabilities	240,821	168,913

Shareholders’ equity:
Ordinary shares	10	10
Additional paid in capital	118,123	109,264
Accumulated other comprehensive income	11,658	4,333
Retained earnings	173,789	121,218

Total shareholders’ equity	303,580	234,825

Total liabilities and shareholders’ equity	$544,401	$403,738

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Summary Cash Flow Information
(Unaudited)

	Year Ended
	August 27,	August 28,
	2010	2009
	(In thousands)

Net cash provided by operating activities	$15,438	$52,518
Net cash used in investing activities	$(25,314)	$(21,074)
Net cash provided by (used in) financing activities	$(23,367)	$645
END